EXHIBIT 5.1

SICHENZIA ROSS FRIEDMAN FERENCE LLP
1065 Avenue of the Americas, 21st Flr.
New York, NY 10018

Telephone: (212) 930-9700

Facsimile: (212) 930-9725

December 12, 2006

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Re:	Techprecision Corporation Form SB-2 Registration Statement (File No. 333-133509)

Ladies and Gentlemen:

We refer to the above-captioned registration statement on Form SB-2 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), filed by Techprecision Corporation. a Delaware corporation (the "Company"), with the Securities and Exchange Commission.

We have examined the originals, photocopies, certified copies or other evidence of such records of the Company, certificates of officers of the Company and public officials, and other documents as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as certified copies or photocopies and the authenticity of the originals of such latter documents.

Based on our examination mentioned above, we are of the opinion that the outstanding shares of common stock being sold pursuant to the Registration Statement are, and the shares of common stock being sold pursuant to the Registration Statement upon conversion of the series A preferred stock or exercise of the warrants as described in the Registration Statement will be, when issued upon such conversion or exercise will be, duly authorized, legally and validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under "Legal Matters" in the related Prospectus. In giving the foregoing consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Securities and Exchange Commission.

/s/ Sichenzia Ross Friedman Ference LLP